Exhibit 2.N2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Gladstone Investment Corporation of our report dated May 10, 2023 relating to the financial statements, financial statement schedule and senior securities table, which appears in Gladstone Investment Corporation’s Annual Report on Form 10-K for the year ended March 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Washington, DC

February 28, 2024